Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1, Amendment No. 1, of our report dated 17 August 2021, which includes an explanatory paragraph relating to the Incannex Healthcare Limited’s (the “Company”) ability to continue as a going concern, relating to the consolidated financial statements of the Company, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

28 September 2021